EXHIBIT (E)(1)

                             DISTRIBUTION AGREEMENT
                           AS AMENDED DECEMBER 1, 2004

        Distribution Agreement made as of the 9TH day of APRIL, 1998, effective as of the 13TH day of FEBRUARY, 1998, between VINTAGE Mutual Funds, Inc. (the "Company"), a Maryland Corporation having its principal office and place of business at 2203 Grand Avenue, Des Moines, Iowa 50312-5338, and BISYS FUND SERVICES LIMITED PARTNERSHIP d/b/a BISYS FUND SERVICES (the "Distributor"), an Ohio limited partnership having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

        WHEREAS, the Company is an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Company has adopted a Distribution and Shareholder Service Plan, dated as of April 9, 1998 (the "Plan") which is incorporated herein by reference and pursuant to which the Company desires to enter into this Agreement; and

        WHEREAS, the Company desires to retain the Distributor as distributor for the Company's separate portfolios and, where applicable, separate classes of each Fund (each a "Class" or collectively "Classes") set forth on Schedule 1 hereto, as such may be revised from time to time (each, a "Fund" or collectively "Funds"), to provide for the sale and distribution of the Funds' shares (the "Shares"), and the Distributor is willing to render such services;

        NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS

        The Company has delivered to the Distributor copies of the following documents and will deliver to the Distributor all future amendments and supplements thereto, if any:

        (a) The Company's Articles of Incorporation and all amendments thereto (as presently in effect and as from time to time amended, herein called the "Charter");

        (b) The Company's By-laws (as presently in effect and as from time to time amended, herein called the "By-laws");

        (c) Resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement;

        (d) The Company's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act""), and the 1940 Act on Form N-1A most recently filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all subsequent amendments or supplements thereto (the "Registration Statement");

        (e) The Company's Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission; and

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        (f) The Company's current Prospectuses and Statements of Additional
Information for each Fund (as presently in effect and as from time to time amended and supplemented, herein called the "Prospectus"); and

        (g) The Funds' current Distribution Plan.


                                II. DISTRIBUTION

        1. APPOINTMENT OF DISTRIBUTOR. The Company hereby appoints the Distributor as principal distributor of the Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Section II.

        2. SERVICES AND DUTIES.

               (a) The Company agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of the Funds (whether authorized but unissued or treasury shares, in the Company's sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected broker/dealers ("Dealers") or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. The Distributor shall devote its best efforts to effect the sale of Shares of each Fund, but shall not be obligated to sell any certain number of Shares.

               (b) In all matters relating to the sale and redemption of Shares, the Distributor will act in conformity with the Company's Charter, By-laws and Prospectuses and with the instructions and directions of the Company's Board of Directors and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations. In connection with the sale of Shares, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representation other than as contained in the Company's Registration Statement or Prospectuses and any sales literature specifically approved by the Funds.

        (c) The Distributor will bear the costs and expenses of (i) printing and distributing to prospective investors copies of any Prospectus (including any supplement thereto) of the Funds (after such items have been prepared and set in type by the Funds) which are used in connection with the offering of Shares of a Fund; and (ii) preparing, printing and distributing any other literature used by the Distributor in connection with the sale of the Shares; (iii) any expense of sending confirmations and statements to any dealer having a sales agreement with the Distributor; and (iv) any compensation paid to dealers in connection with the sale of Shares; PROVIDED, HOWEVER, that the Distributor shall not be obligated to bear the expenses incurred by the Funds in connection with the preparation and printing Prospectuses used for regulatory purposes and for distribution to existing shareholders. Concessions by the Distributor to Dealers and other persons shall be set forth in either the selling agreements between the Distributor and such Dealers and persons or, if such concessions are described in the then current Prospectuses, shall be as set forth. No Dealer or other person who enters into a selling agreement with the Distributor shall be authorized to act as agent for the Funds in connection with the offering or sale of its Shares to the public or otherwise.

        (d) All Shares of the Funds offered for sale by the Distributor shall be offered for sale to the public at a price per Share (the "offering price") equal to their net asset value (determined in the manner set forth in the Company's Charter and then current Prospectuses). The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. The Company reserves the right to reject any order but will not do so without reasonable cause.

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        (e) The Distributor shall, no less than quarterly, provide the Company's
Board of Directors with a written report (in a form acceptable to the Funds) of its activities as distributor for each Fund.

        3. SALES AND REDEMPTIONS.

               (a) The Company shall pay all costs and expenses of the Funds, including fees and disbursements of its counsel, in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Company hereunder, and all expenses in connection with preparing, printing and distributing to shareholders, any Prospectus(es), statements and periodic reports(including the expense of setting in type), except as set forth in subsection 2(c) of Section II hereof. Under the terms of the Plan, the Company shall compensate the Distributor through a distribution fee payable monthly at the annual rate set forth opposite each Fund and, where applicable, Class on
Schedule 1 hereton, based upon the value of average daily net assets of each Fund or Class as defined in the Registration Statement.

               (b) The Company shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Company's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Company and the Company may approve, and the Funds shall pay all fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid as provided in any plan which may be adopted by the Funds in accordance with Rule 12b-1 under the 1940 Act.

               (c) The Company hereby authorizes the Distributor to repurchase, upon the terms and conditions set forth in the Registration Statement (as the same may be supplemented by written instructions given by the Funds to the Distributor from time to time), as agent of the Funds and for the account of the Funds, such shares as may be offered for sale to the Funds from time to time.

               (d) The Company shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Commission.

               (e) The Company reserves the right to reject any order for Shares.

               (f) No Shares shall be offered by either the Company or the Distributor under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Funds if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act, or if and so long as a Prospectus as required by Section 10 of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this sub-paragraph shall in any way restrict or have any application to or bearing upon the Funds' obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Charter or Prospectuses.

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                          III. LIMITATION OF LIABILITY

        The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Distributor, who may be or become an officer, director, employee or agent of the Funds, shall be deemed, when rendering services to the Funds or to any Fund, or acting on any business of the Funds or of any Fund (other than services or business in connection with the Distributor's duties as distributor hereunder), to be rendering such services to or acting solely for the Funds or a Fund and not as an officer, director, partner, employee or agent or one under the control or direction of the Distributor even though paid by the Distributor.

                       IV. REPRESENTATIONS AND WARRANTIES

        1. COMPANY'S REPRESENTATIONS. The Company represents and warrants to the Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, and with respect to, the Distributor expressly for use in the Registration Statement or Prospectuses.

        2. DISTRIBUTOR'S REPRESENTATIONS. The Distributor represents and warrants to the Company that it is duly organized as an Ohio limited partnership and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

                               V. INDEMNIFICATION

        1. COMPANY'S INDEMNIFICATION. The Company and each of the Funds will indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, from and against any losses, claims, damages or liebilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Company, or arise out of, or are based upon, information furnished by or on behalf of the Funds filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statemens, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Funds in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to the Distributor specifically for inclusion therein.
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               The Company shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 1, so long as such person shall: (i) undertake to repay all such advances if it is ultimately determined that he is not entitled to indemnification hereunder; and
(ii) provide security for such undertaking, or the Company shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party Directors of the Company (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

        2. DISTRIBUTOR'S INDEMNIFICATION. The Distributor will indemnify, defend and hold harmless the Company, each Fund, the Company's several officers and Directors and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or linbilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 hereof or its agreements in subsection 2 of Section II of this Agreement, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Funds, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or any of its several officers and Directors by or on behalf of and with respect to the Distributor specifically for inclusion therein, and will reimburse the Company, each Fund, the Company's several officers and Directors, and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

        3. GENERAL INDEMNITY PROVISIONS. No indemnifying party shall be liable under its indemnity ngreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

                                    VI. TERM

        As to each Fund, this Agreement shall continue until April 9, 2000 and thereafter shall continue automatically for successive annual periods provided such continuance is specifically approved as to the Fund at least annually by
(a) the Board of Directors or (b) vote of a majority (as defined in the 1940
Act) of such Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Company's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Provided, however, that this Agreement is terminable without penalty, on 60 days' written notice to the Distributor, by the Company's Directors or by vote of a majority of such Fund's shares or, upon not less than 90 days' written notice to the Company, by the Distributor. This Agreement will automatically terminate, as to the relevant Funds, in the event of its assignment (as defined in the 1940 Act).

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                               VII. MISCELLANEOUS

        1. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

        2. CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Iowa law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation thereunder.

        3. NOTICE. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Company shall be sufficiently given if addressed to the Company and mailed or delivered to it at its office at the address first above written, or at such other place as the Company may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Distributor shall be sufficiently given if addressed to the Distributor and mailed or delivered to at its office at the address first above written, or at such other place as the Distributor may from time to time designate in writing.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                          VINTAGE Mutual Funds, Inc.
Attest:
/s/ Ruth L. Prochaska                     By: /s/ David W. Miles
------------------------------------          ----------------------------------
Ruth L. Prochaska, Secretary                   David W. Miles, President


                                          BISYS FUND SERVICES LIMITED
                                          PARTNERSHIP
                                          By:    BISYS Fund Services, Inc.,
                                                 General Partner

Attest:
/s/                                       By: /s/
------------------------------------          ----------------------------------

Name:                                     Name:
      ------------------------------            -------------------------------

Title:                                    Title:
       -----------------------------             -------------------------------


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                                   Schedule 1
                                Distribution Fees
                           Vintage Mutual Funds, Inc.

                                         Maximum
                                       Annual Fee                  Present
Fund/Class                              Per Plan                Approved Fee
----------                              --------                ------------

Institutional Money Market Fund           0.25%                     0.00%

Liquid Assets
    "S" Shares                            0.50%                     0.40%
    "S2" Shares                           0.25%                     0.15%

Municipal Assets
    "S" Shares                            0.25%                     0.15%

Vintage Limited Term                      0.25%                     0.00%

Vintage Bond                              0.25%                     0.00%

Vintage Municipal Bond                    0.25%                     0.00%

Vintage Balanced                          0.25%                     0.00%

Vintage Equity
    "S" Shares                            0.25%                     0.00%
    "T" Shares                            0.25%                     0.00%

Vintage Growth                            0.25%                     0.00%



Amended 12/1/04.